                                                                    EXHIBIT 99.1

                            [FOOT LOCKER, INC. LOGO]

                              N E W S  R E L E A S E

                                         Contact: Peter D. Brown
                                                  Vice President, Treasurer and
                                                  Investor Relations
                                                  Foot Locker, Inc.
                                                  (212)720-4254

                 FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

         o    Net Income Per Share Increases 15 Percent to $0.47

         o    Fourth Quarter EPS Expected to Increase 10 to 20 percent

         o    Company is Operating 11 Stores Acquired in the Republic of Ireland

         o    Cash Position Remains Strong

         o Quarterly Common Stock Dividend Increased 25 Percent to $0.075 Per Share - Equivalent to an Annualized Rate of $0.30 Per Share


NEW YORK, NY, November 18, 2004 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended October 30, 2004.

Third Quarter Results
Net income increased 15 percent to $0.47 per share, or $74 million, from $0.41 per share, or $62 million last year. For the third quarter period, sales increased 14.4 percent to $1,366 million this year compared with sales of $1,194 million in the year-ago period. Third quarter comparable-store sales increased
1.2 percent.

Year-to-Date Results
Year-to-date net income increased 42 percent, to $1.31 per share, or $204 million, compared with $0.92 per share, or $136 million last year. Results from discontinued operations reflect an income tax benefit of $38 million, or $0.24 per share, in the second quarter of 2004, versus a loss related to revisions in estimates to discontinued reserves of $1 million, or $0.01 per share, in 2003. Income from continuing operations increased 15 percent, to $1.07 per share, or $166 million, versus $0.93 per share, or $138 million last year. Year-to-date sales increased 10.9 percent to $3,820 million, compared with sales of $3,445 million last year. Comparable-store sales increased 0.3 percent.

"Our 15 percent increase in third quarter EPS was in line with our guidance range, reflecting a strong top-line sales increase and our very disciplined approach to expense management," stated Matthew D. Serra, Foot Locker, Inc.'s Chairman and Chief Executive Officer. "While our gross margin rate declined, primarily due to an unfavorable comparison to last year's very strong performance, we expect our fourth quarter gross margin rate to improve versus last year as we plan to continue to temper our promotional posture and benefit from a lower occupancy rate."

Mr. Serra continued, "We are also optimistic that the improving comparable-store sales trend in our U.S. stores will continue and contribute to a successful fourth quarter. We remain encouraged by new product launches that will be available in our U.S. stores, including gaining access to additional quantities of certain marquee products that were missing from our stores last year. As a result of these factors, we expect our fourth quarter earnings per share to increase by 10 to 20 percent."





                                    - MORE -


           Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Operating Highlights
During the third quarter, Foot Locker continued to manage and expand its worldwide store base to provide for maximum long-term growth and profitability. The Company opened 21 new stores, remodeled/relocated 37 stores and closed 24 stores. At October 30, 2004, the Company operated 3,955 stores in 17 countries in North America, Europe and Australia. As previously announced, the Company also purchased 11 stores in the Republic of Ireland during the third quarter. These stores have since been remodeled and are currently operating under the Foot Locker banner.

Financial Position/Dividend Increase
The Company continued to utilize its internally generated cash flow to fund its store expansion plans, reduce its liabilities and increase its cash dividends to shareholders. At the end of the quarter, the Company's cash position stood at $249 million. During the quarter, the Company also contributed an additional $56 million to its U.S. pension plan in advance of ERISA requirements.

As previously announced, on November 17, 2004, the Company's Board of Directors increased Foot Locker, Inc.'s quarterly common stock dividend 25 percent from its previous amount to $0.075 per share, which is equivalent to an annualized rate of $0.30 per share. The increased dividend will be payable January 28, 2005 to shareholders of record on January 14, 2005.

The Company is hosting a live conference call at 10:00 am (EST) on Friday, November 19, 2004. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Monday, November 29, 2004.


                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations, disruptions to transportation services and distribution, and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business, and its plans for the integration of the Footaction stores. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.







                                    - MORE -

                                FOOT LOCKER, INC.
                 Condensed Consolidated Statements of Operations
                                   (unaudited)
               Periods ended October 30, 2004 and November 1, 2003
                     (In millions, except per share amounts)

------------------------------------------------------------------------------------------------------------------
                                                                      Third Quarter            Third Quarter
                                                                           2004                     2003
                                                                         --------                 ---------
Sales                                                                    $ 1,366                  $ 1,194

Cost of sales                                                                941                      805
Selling, general and administrative expenses                                 270                      250
Depreciation and amortization                                                 38                       37
Interest expense, net                                                          4                        5
                                                                         -------                  -------
                                                                           1,253                    1,097
                                                                         -------                  -------
Income from continuing operations before income taxes                        113                       97
Income tax expense                                                            39                       35
                                                                         -------                  -------
Income from continuing operations                                             74                       62

Loss on disposal of discontinued operations, net of tax                       --                       --
                                                                         -------                  -------
Net income                                                               $    74                  $    62
                                                                         =======                  =======

Diluted EPS:
Income from continuing operations                                        $  0.47                  $  0.41
Loss on disposal of discontinued operations, net of tax                       --                       --
                                                                         -------                  -------
Net  income                                                              $  0.47                  $  0.41
                                                                         =======                  =======

Weighted-average diluted shares outstanding                                157.4                    153.2

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                        Year-To-Date             Year-To-Date
                                                                            2004                     2003
                                                                         -------                  -------
Sales                                                                   $  3,820                 $  3,445

Cost of sales                                                              2,667                    2,380
Selling, general and administrative expenses                                 786                      724
Depreciation and amortization                                                109                      112
Restructuring charge                                                           2                        1
Interest expense, net                                                         12                       14
                                                                        --------                 --------
                                                                           3,576                    3,231
                                                                        --------                 --------
Income from continuing operations before income taxes                        244                      214
Income tax expense                                                            78                       76
                                                                        --------                 --------
Income from continuing operations                                            166                      138

Income/(loss) on disposal of discontinued operations, net of tax              38(1)                    (1)(2)
Cumulative effect of accounting changes, net of tax                           --                       (1)(3)
                                                                        --------                 --------
Net income                                                              $    204                 $    136
                                                                        ========                 ========

Diluted EPS:
Income/(loss) from continuing operations                                $   1.07                 $   0.93
Income/(loss) on disposal of discontinued operations, net of tax            0.24(1)                 (0.01)(2)
                                                                        --------                 --------
Net  income                                                             $   1.31                 $   0.92
                                                                        ========                 ========

Weighted-average diluted shares outstanding                                156.9                    152.2

------------------------------------------------------------------------------------------------------------------

(1) Income tax benefit related to discontinued businesses
(2) Represents revisions in estimates to reserves for discontinued businesses.
(3) Related to adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations."




                                    - MORE -

                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)

--------------------------------------------------------------------------------------------
                                                          October 30,           November 1,
                                                             2004                   2003
                                                          ------------        --------------
Assets

CURRENT ASSETS
Cash and cash equivalents                                  $   249               $    305
Merchandise inventories                                      1,291                  1,077
Other current assets                                           155                    104
                                                          ------------       ---------------
                                                             1,695                  1,486

Property and equipment, net                                    700                    620
Deferred tax assets                                            204                    253
Other assets                                                   507                    339
                                                          ------------       ---------------
                                                           $ 3,106               $  2,698
                                                          ============       ===============


Liabilities and Shareholders' Equity

CURRENT LIABILITIES
Accounts payable                                           $   420               $    375
Accrued liabilities                                            243                    265
Current liabilities and reserves for restructuring and
   discontinued operations                                      10                     22
Current portion of long-term debt and obligations
   under capital leases                                         18                    ---
                                                          ------------       ---------------
                                                               691                    662

Long-term debt and obligations under capital
   leases                                                      346                    336
Other liabilities                                              324                    438
SHAREHOLDERS' EQUITY                                         1,745                  1,262
                                                          ------------       ---------------
                                                           $ 3,106               $  2,698
                                                          ============       ===============

----------------------------------------------------------------------------------------------------
















                                    - MORE -

                                FOOT LOCKER, INC.
           Store and Estimated Square Footage - Continuing Operations
                                   (unaudited)
                          (Square footage in thousands)


--------------------------------------------------------------------------------------------------
                                         October 30,            November 1,           January 31,
                                            2004                   2003                   2004
                                    ---------------------------------------------------------------
Foot Locker U.S.
   Number of stores                        1,429                  1,457                  1,448
   Gross square footage                    5,821                  5,935                  5,916
   Selling square footage                  3,393                  3,453                  3,447

Footaction
   Number of stores                          349                    ---                    ---
   Gross square footage                    1,689                    ---                    ---
   Selling square footage                  1,052                    ---                    ---

Lady Foot Locker
   Number of stores                          567                    592                    584
   Gross square footage                    1,265                  1,319                  1,303
   Selling square footage                    705                    732                    723

Kids Foot Locker
   Number of stores                          346                    359                    357
   Gross square footage                      837                    870                    863
   Selling square footage                    497                    518                    514

Champs Sports
   Number of stores                          574                    591                    581
   Gross square footage                    3,192                  3,295                  3,239
   Selling square footage                  2,192                  2,293                  2,244

Foot Locker International
   Number of stores                          690                    620                    640
   Gross square footage                    1,975                  1,752                  1,823
   Selling square footage                  1,055                    965                    992

Total Athletic Group
   Number of stores                        3,955                  3,619                  3,610
   Gross square footage                   14,779                 13,171                 13,144
   Selling square footage                  8,894                  7,961                  7,920
--------------------------------------------------------------------------------------------------












                                      -XXX-